Veneto Holdings, LLC

Consolidated Financial Statements as of September 30, 2018 and December 31, 2017

and for the Nine Months Ended September 30, 2018 and the

Year Ended December 31, 2017, and

Report of Independent Auditor

1

VENETO HOLDINGS, LLC

TABLE OF CONTENTS

REPORT OF INDEPENDENT AUDITOR	3
CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2018 AND DECEMBER 31, 2017 AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND THE YEAR ENDED DECEMBER 31, 2017:
Balance Sheets	5
Statements of Operations	6
Statements of Changes in Equity	7
Statements of Cash Flows	8
Notes to Consolidated Financial Statements	9 - 25

2

REPORT OF INDEPENDENT AUDITORS

To the Audit Committee of

Veneto Holdings, LLC

We have audited the accompanying consolidated financial statements of Veneto Holdings, LLC and subsidiaries which comprise the consolidated balance sheet as of September 30, 2018 and December 31, 2017, and the related consolidated statements of operations, changes in equity, and cash flows for the nine months ended September 30, 2018 and year ended December 31, 2017, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”); this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

3

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Veneto Holdings, LLC and subsidiaries as of September 30, 2018 and December 31, 2017, and the results of their operations and their cash flows for the periods then ended in conformity with GAAP.

Emphasis of Matters

Going Concern

The accompanying financial statements have been prepared assuming that the entity will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company sold substantially all of its operating assets subsequent to September 30, 2018. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Goodwill

As discussed in Note 3 to the consolidated financial statements, the Company has changed its method of accounting for goodwill in the consolidated financial statements for the nine months ended September 30, 2018, and the year ended December 31, 2017, due to unwinding the effects of the adoption of Accounting Standards Update No. 2014-02, Accounting for Goodwill, a Consensus of the Private Company Council as the Company was acquired by a public entity and cannot amortize goodwill. Our opinion is not modified with respect to this matter.

Assets Held for Sale and Discontinued Operations

As discussed in Note 4 to the consolidated financial statements, the Company committed to a plan to sell substantially all of its assets during 2018. As such the Company has reclassified the assets and liabilities as held for sale and reflected related operations as discontinued operations. Our opinion is not modified with respect to this matter.

/s/ Whitley Penn LLP

Plano, Texas

May 10, 2019

4

VENETO HOLDINGS, LLC

CONSOLIDATED BALANCE SHEETS

AS OF SEPTEMBER 30, 2018 AND DECEMBER 31, 2017

Dollars in thousands

	September 30, 2018	December 31, 2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,702	$14,748
Restricted cash	350	350
Assets held for sale	6,587	16,286
Prepaid expenses and other	1,310	1,709
Total current assets	10,949	33,093
LONG-TERM ASSETS:
Property and equipment, net	1,988	2,291
Notes receivable from related parties	499	499
Other assets, net	176	166
Total long-term assets	2,663	2,956
TOTAL ASSETS	$13,612	$36,049
LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$354	$238
Accrued expenses	1,242	2,009
Liabilities held for sale	5,116	15,187
Other current liabilities	48	13
Total current liabilities	6,760	17,447
LONG-TERM LIABILITIES:
Due to related parties	462	462
Deferred rent	871	1,015
Total long-term liabilities	1,333	1,477
COMMITMENTS AND CONTINGENCIES
NONCONTROLLING INTERESTS	954	709
MEMBERS’ EQUITY	4,565	16,416
TOTAL LIABILITIES AND MEMBERS' EQUITY	$13,612	$36,049

The accompanying notes are an integral part of these consolidated financial statements.

5

VENETO HOLDINGS, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018

AND THE YEAR ENDED DECEMBER 31, 2017

Dollars in thousands

	Nine Months Ended September 30, 2018	Year Ended December 31, 2017
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	$3,810	$6,146
OPERATING LOSS	3,810	6,146
OTHER LOSS	81	—
OTHER EXPENSE (INCOME), NET	(15)	—
LOSS FROM CONTINUING OPERATIONS	(3,876)	(6,146)
INCOME (LOSS) FROM DISCONTINUED OPERATIONS	(5,262)	22,654
NET INCOME (LOSS)	(9,138)	16,508
LESS INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	2,713	8,379
INCOME (LOSS) ATTRIBUTABLE TO VENETO HOLDINGS, LLC	$(11,851)	$8,129

The accompanying notes are an integral part of these consolidated financial statements.

6

VENETO HOLDINGS, LLC

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND

THE YEAR ENDED DECEMBER 31, 2017

Dollars in thousands

	Members’ Equity	Noncontrolling Interests	Total Equity
BALANCE—January 1, 2017	$22,295	$814	$23,109
Net income	8,129	8,379	16,508
Contributions from members	2,100	—	2,100
Distributions to members	(16,108)	—	(16,108)
Contributions from noncontrolling interests	—	247	247
Distributions to noncontrolling interests	—	(8,731)	(8,731)
BALANCE—December 31, 2017	16,416	709	17,125
Net income (loss)	(11,851)	2,713	(9,138)
Contributions from noncontrolling interests	—	233	233
Distributions to noncontrolling interests	—	(2,701)	(2,701)
BALANCE—September 30, 2018	$4,565	$954	$5,519

The accompanying notes are an integral part of these consolidated financial statements.

7

VENETO HOLDINGS, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS FOR

THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND YEAR ENDED DECEMBER 31, 2017

Dollars in thousands

	Nine Months Ended September 30, 2018	Year Ended December 31, 2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(9,138)	$16,508
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	1,448	1,851
Impairment of intangible assets	699	15
Loss on disposal of assets	81	126
Bad debt expense	627	1,069
Noncash interest expense	29	28
Inventory obsolescence reserve	44	80
Increase (decrease) in deferred rent	(148)	258
Contingent consideration valuation adjustment	(471)	(872)
Decrease in accounts receivable	5,738	420
Decrease in inventories	431	1,588
Decrease (increase) in prepaid expenses and other	2,644	(4,646)
Increase (decrease) in accounts payable	(2,841)	2,383
Increase (decrease) in accrued expenses	(1,516)	641
Increase in other current liabilities	36	360
Other	42	8
Net cash provided by (used in) operating activities	(2,295)	19,817
CASH FLOWS FROM INVESTING ACTIVITIES:
Business acquisition—net of cash acquired	—	(1,538)
Capital expenditures	(112)	(1,166)
Loan to third party - Ayass	—	(1,695)
Loan to related party	(1,500)	—
Payments received on note receivable from third party - Ayass	240	365
Net cash used in investing activities	(1,372)	(4,034)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	—	8,560
Payment of loan origination fees	—	(76)
Payments on notes payable	(5,186)	(91)
Payments of contingent consideration	(65)	(624)
Distributions to members	—	(16,108)
Distributions to noncontrolling interests	(3,361)	(8,939)
Contributions from noncontrolling interests	233	247
Net cash used in financing activities	(8,379)	(17,031)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(12,046)	(1,248)
CASH AND CASH EQUIVALENTS—Beginning of period	14,748	15,996
CASH AND CASH EQUIVALENTS—End of period	$2,702	$14,748
SUPPLEMENTAL DISCLOSURES:
Interest paid	$305	$277
Franchise taxes paid	455	601
Non cash business acquisition	—	336
Non cash satisfaction of contingent consideration	11	—
Non cash contribution in exchange for extinguishment of due to related parties	—	2,100
Non cash satisfaction of notes receivable from related parties	—	1,097
Accrued but unpaid distributions	136	794

The accompanying notes are an integral part of these consolidated financial statements.

8

VENETO HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2018, AND DECEMBER 31, 2017 AND FOR THE NINE MONTHS

ENDED SEPTEMBER 30, 2018 AND YEAR ENDED 2017

(Dollars in thousands)

1. ORGANIZATION

From inception through March 16, 2017, Medoc Health Services & Affiliates (“Medoc”) represented the combination of Medoc Health Services, LLC (MHS) formed on October 24, 2014, Messorio Healthcare Services, LLC (Messorio) formed on April 27, 2015, Buccella Biomedical, LP (Buccella) formed on March 10, 2016, MD 20/20 Health Services, LP (MD 20/20) formed on September 3, 2015, and Molise Health Sciences, LLC (Molise) formed on January 23, 2017. MHS and Buccella hold investments in and manage managed services organizations (each an “MSO”). Messorio owns and operates ancillary health care service providers, primarily pharmacies and laboratories in Texas, Oklahoma and Arizona. MD 20/20 provides management, administrative, and marketing services with respect to physicians that are not affiliated with a MHS MSO. Molise owns and operates a diagnostic laboratory in Arizona.

On March 16, 2017 the membership interests of MHS, Messorio, Buccella, MD 20/20, and Molise were contributed by their members to Veneto Holdings, LLC (“Veneto” or the “Company”), which was formed on December 10, 2015. As of March 16, 2017, Veneto Holdings, LLC represents the consolidation of each of the aforementioned entities.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements and accompanying notes have been prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”).

Going Concern—The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Subsequent to September 30, 2018, the Company sold substantially all of its operating assets and 100% of revenue for the nine months ended September 30, 2018 is included within discontinued operations. As of the date of these financial statements, the Company has no source of operating income. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date the financial statements are being issued. Management has no plan at this time to alleviate these adverse conditions, of which could result in the discontinuance of operations.

Business—Veneto is a Master managed services organization engaged in the business of providing, directly or through affiliates, certain management, administrative, and marketing services to a network of ancillary health care service providers including specialty pharmacies, diagnostic laboratories, diagnostic imaging centers, and biologic companies. Through this network, Veneto is able to provide physicians with a portfolio of services designed to improve patient care, practice productivity, and clinical efficiency. The Company began operations in 2015 when the first Veneto-managed MSO was formed.

9

Veneto, through its wholly owned subsidiary MHS, entered into contractual relationships with ancillary service providers, where Medoc performed certain management, administrative and marketing services on behalf of the ancillary service provider (each a “VSA”) in exchange for service fees. From inception to March 2016, Medoc had VSAs with specialty pharmacies, laboratories, diagnostic imaging providers, and biologic companies, with the vast majority of revenue coming from the VSAs with specialty pharmacies. In November 2015, the Company transitioned from contractual relationships with non-owned or “contracted” pharmacies and laboratories to owned pharmacies and laboratories. Each MSO contracts directly with Medoc to provide a portion of the services that Medoc has agreed to provide to each ancillary service vendor under a VSA. Each MSO is then entitled to a portion of the revenues collected by Medoc for the portion of services that the MSO performs. Assuming that the MSO has available cash (as defined), each MSO makes a monthly distribution of profits to each MSO member based on the member’s ownership percentage.

Principles of Consolidation—The consolidated financial statements include the accounts of Veneto, MHS, Messorio, Buccella, MD 20/20, Molise, and each of their subsidiaries. All material balances and transactions between these entities have been eliminated in consolidation. The Company continually evaluates its investments to determine if they represent variable interests in a Variable Interest Entity (VIE). If the Company determines that it has a variable interest in a VIE, the Company then evaluates if it is the primary beneficiary of the VIE based on whether the Company has both the power to direct the activities of a VIE that most significantly impact the VIE’s economic performance and the obligation to absorb benefits from or losses of the VIE that could potentially be significant to the VIE. The Company consolidates a VIE if it is considered to be the primary beneficiary. While the individual MSOs have more diverse ownership, the outside (non- common) ownership does not have the ability to direct the activities of the entity. The outside ownership does not have the ability to determine the timing or amount of distributions. As a result, these VIEs are consolidated and the non-controlling interest presented represents the physician ownership. The Company consolidates entities in which it or its wholly owned subsidiary is the general partner or managing member and the limited partners or members, respectively, do not have substantive participating rights to overcome the Company’s control. These entities’ intercompany transactions and balances have been eliminated through consolidation.

Revenue Recognition—Revenue is recognized when: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the seller’s price to the buyer is fixed or determinable, and (iv) collectability is reasonably assured.

Revenue from the provision of pharmacy services is recognized when the prescription is dispensed (picked up by the patient or shipped to the patient using common carrier). At the time of dispensing each pharmacy has a contract with the insurance payor (item (i)); the insurance payor has accepted the claim for reimbursement from the pharmacy and informed the pharmacy how much will be paid for the prescription (item (iii)); the insurance payor is now legally obligated to make payment on the accepted claim within a given period proscribed by statute (item (iv)); and, the prescription has been taken from the pharmacy inventory, placed into an individually labeled container specific to the patient, and the patient is able to take possession of the prescription (item (ii)). Shipment to or pick up by the patient is the first time that all criteria for revenue recognition have been met.

10

Revenue from the provision of laboratory services is recognized upon the completion of accessions (the requested laboratory test has been performed and the report has been issued to the requesting physician). After the test has been performed and reported, the insurance company and/or patient has an obligation to pay for medically necessary laboratory tests (items (i) and (ii)). Unlike the pharmacy services model, laboratory services are provided prior to insurance company approval; as a result, the seller’s price to buyer is not known until payment is provided (items (iii) and (iv). Based on historical collections, the Company estimates the expected revenues associated with similar tests and recognizes the revenue when testing results have been provided.

Provisions for estimated sales returns and uncollectible accounts are recorded in the period in which the related sales are recognized based on historical and anticipated rates.

The Company determines whether it is the principal or agent for its retail pharmacy contract services on a contract by contract basis. In the majority of its contracts, the Company has determined it is the principal due to it: (i) being the primary obligor in the arrangement, (ii) having latitude in changing the product or performing part of the service, (iii) having discretion in supplier selection, (iv) having involvement in the determination of product or service specifications, and (v) having credit risk. The Company’s obligations under its client contracts for which revenues are reported using the gross method are separate and distinct from its obligations to the third-party pharmacies included in its retail pharmacy network contracts. Pursuant to these contracts, the Company is contractually required to pay the third-party pharmacies in its retail pharmacy network for products sold, regardless of whether the Company is paid by its clients. The Company’s responsibilities under its client contracts typically include validating eligibility and coverage levels, communicating the prescription price and the co-payments due to the third-party retail pharmacy, identifying possible adverse drug interactions for the pharmacist to address with the prescriber prior to dispensing, suggesting generic alternatives where clinically appropriate and approving the prescription for dispensing. Although the Company does not have credit risk with respect to Retail Co-Payments or inventory risk related to retail network claims, management believes that all of the other applicable indicators of gross revenue reporting are present. For contracts under which the Company acts as an agent, revenue is recognized using the net method. All revenues have been reclassified to discontinued operations for all periods presented.

Cost of Goods Sold—Costs and directly related expenses to sell the Company’s products and services are recorded as cost of goods sold when the related revenue is recognized. The Company records shipping and handling costs related to delivery of products to customers within cost of goods sold. All cost of goods sold have been reclassified to discontinued operations for all periods presented.

Income Taxes—The Company is not generally a taxable entity for income tax purposes, with the exception of Texas franchise tax. Other income taxes are generally borne by individual members. Net income for financial statement purposes may differ significantly from taxable income of members as a result of differences between the tax basis and financial reporting basis of assets and liabilities and the taxable income allocation requirements under the various membership agreements. The aggregated difference in the basis of our net assets for financial and tax reporting purposes cannot be readily determined because information regarding each member’s tax attributes in us is not available to us. The years 2015 through 2017 remain subject to examination by the Internal Revenue Service or other taxing authorities.

11

Under the new centralized partnership audit rules effective for tax years beginning after 2017, the Internal Revenue Service (“IRS”) assesses and collects underpayments of tax from the partnership instead of from each partner. The partnership may be able to pass the adjustments through to its partners by making a push-out election or, if eligible, by electing out of the centralized partnership audit rules.

The collection of tax from the partnership is only an administrative convenience for the IRS to collect any underpayment of income taxes including interest and penalties. Income taxes on partnership income, regardless of who pays the tax or when the tax is paid, is attributed to the partners. Any payment made by the partnership as a result of an IRS examination will be treated as a distribution from the partnership to the partners in the financial statements.

Cash and Cash Equivalents—The Company maintains bank accounts in the United States of America, which, at times, may exceed federally insured limits. All of the amounts reported as cash on the Company’s Consolidated Balance Sheets represent cash on deposit, which is available on demand to the Company.

Restricted Cash—Restricted cash is stated at cost. The Company had cash held in a specified cash collateral account which was required upon entrance into the lease of its corporate offices.

Accounts Receivable—Accounts receivable are stated net of allowances for doubtful accounts and estimated returns. Allowances for doubtful accounts are recognized for estimated losses resulting from customers’ inability to meet payment obligations. Management specifically analyzes account receivables and historical bad debt; customer concentrations; customer creditworthiness; past due balances; current economic trends; and changes in customer payment terms when determining allowances for doubtful accounts. Allowances for estimated returns are recognized for sales that have occurred, but which are expected to result in returned products from patients based upon their determination that they no longer need the medication. Additional allowances may be required in future periods if financial positions of customers deteriorate, reducing their ability to meet payment obligations. All accounts receivable have been reclassified to assets held for sale for the periods presented.

Inventories—Inventories, which consist of finished goods, are stated at the lower of cost, determined principally under the first-in, first-out method, or net realizable value. Inventories include the cost of pharmaceuticals, reagents, and consumables. Obsolete or excess inventories are reflected at their estimated realizable values. Net realizable value is the estimated sales revenue for a normal period of activity less expected selling costs. All inventories have been reclassified to assets held for sale for the periods presented.

Allowances for excess and obsolete inventory are recognized for excess amounts, obsolescence and declines in net realizable value below cost. Estimation and judgment are required in determining the value of the allowance for excess and obsolete inventory at each statement of financial position date. Management specifically analyzes estimates of future demand for products when determining allowances for excess and obsolete inventory. Changes in these estimates could result in revisions to the valuation of inventory in future periods.

Property and Equipment—Property, equipment and improvements to leased premises are depreciated using the straight-line method over the estimated useful lives of the assets, or when applicable, the term of the lease, whichever is shorter. Major renewals or

12

replacements that substantially extend the useful life of an asset are capitalized and depreciated. Property and equipment are depreciated using the straight-line method over the estimated useful lives of the assets, which are generally as follows:

Leasehold improvements	The shorter of the expected useful life of the improvement or the lease term
Computers and technological assets	3–5 years
Machinery and equipment	5 years
Furniture and fixtures	7 years

Assets acquired through finance lease arrangements or long-term rental arrangements that transfer substantially all the risks and rewards associated with ownership of the asset to the Company (as lessee) are capitalized.

Depreciation is accounted for in the Consolidated Statement of Operations under Cost of Goods Sold and Selling, General and Administrative Expense, depending on the use of the underlying assets. Depreciation expense recorded from continuing operations for the nine- month period ended September 30, 2018 and year ended December 31, 2017, was approximately $315 and $363, respectively. Depreciation expense recorded from discontinued operations for the nine-month period ended September 30, 2018 and year ended December 31, 2017, was approximately $223 and $225, respectively.

In addition, gains (losses) from disposals of property and equipment are accounted for in the corresponding cost line items in the Consolidated Statement of Income depending on where in the Consolidated Statement of Income the underlying asset would normally be expensed (i.e., Cost of Goods Sold or Selling, General and Administrative Expenses). There were no losses from disposals of assets recorded in continuing operations for the nine- month period ended September 30, 2018 and year ended December 31, 2017. Losses from disposals of assets recorded in discontinued operations for the nine-month period ended September 30, 2018 and year ended December 31, 2017, were $0 and $126, respectively.

Intangible Assets—Intangible assets consist of contract intangibles and licenses associated with business acquisitions as well as purchased software used in the business and are recorded in accordance with ASC 805 Business Combinations. The Company amortizes all intangibles associated with business acquisitions, as well as licenses, straight- line over a three-year period. Software used in the business is amortized on a straight-line basis over three years.

Contract intangibles are tested for impairment if an event occurs or circumstances change that indicate that the carrying value of the related asset group may not be recoverable. Upon the occurrence of a triggering event, the Company calculates the total undiscounted expected cash flows. If the total undiscounted expected cash flows for the asset group exceeds the carrying value of the asset group, then no further assessment is necessary. If the total undiscounted cash flows for the asset group is less than the carrying value of the related asset group, then the fair value of the asset group is determined, and an impairment loss is recognized for the amount by which the carrying amount of the entity exceeds its fair value. Long-lived intangible impairment losses for the nine-month period ended September 30, 2018 and the year ended December 31, 2017, were $699 and $15, respectively, and have been included in income (loss) from discontinued operations in the Consolidated Statements of Operations.

Amortization expense for the nine-month period ended September 30, 2018 and year ended December 31, 2017, was approximately $910 and $1,267, respectively.

13

Amortization of intangible assets has been reflected in amortization within Selling, General and Administrative Expense in the income (loss) from discontinued operations in the Consolidated Statements of Operations. Expected future amortization of intangible assets is $0 for the three-month period ending December 31, 2018, and the years ended 2019 and 2020 as all long-lived intangible assets subject to amortization are included in assets held for sale.

Impairment of Long-Lived Assets—The carrying value of property and equipment is assessed for recoverability by management whenever events or change in circumstances indicate an impairment may exist based on analysis of future undiscounted expected cash flows from the asset or asset group. Impairment losses are accounted for in the Consolidated Statements of Operations under Impairment of Long-lived Assets. No significant impairment losses associated with property and equipment were recorded for the nine-month period ended September 30, 2018 and year ended December 31, 2017.

Notes Receivable from Related Parties—Notes receivable from related parties are stated at historical cost, net of any related amortization and/or impairment, and consist of amounts which are of continuing benefit to the Company.

Use of Estimates—The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amount of revenues and expenses in the reporting period. Actual amounts could differ from those estimates.

Fair Value Hierarchy—The Company utilizes the three-level valuation hierarchy for the recognition and disclosure of fair value measurements. The categorization of assets and liabilities within this hierarchy is based upon the lowest level of input that is significant to the measurement of fair value. The three levels of the hierarchy consist of the following:

•	Level 1—Inputs to the valuation methodology are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.
•	Level 2—Inputs to the valuation methodology are quoted prices for similar assets and liabilities in active markets, quoted prices in markets that are not active or inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the instrument.
•	Level 3—Inputs to the valuation methodology are unobservable inputs based upon management’s best estimate of inputs market participants could use in pricing the asset or liability at the measurement date, including assumptions about risk.

Fair Value of Financial Instruments—As of September 30, 2018 and December 31, 2017, the Company’s financial instruments include cash and cash equivalents, restricted cash, accounts receivable, due to related parties, notes receivable from related parties, accounts payable, notes payable, equipment lease financing liability, and contingent consideration liability. Due to the nature of these instruments, the Company’s carrying value approximates fair value. There were no outstanding derivative financial instruments as of September 30, 2018 or December 31, 2017.

Contingent Consideration—The Company from time to time includes in its acquisition purchase agreements, a provision that the seller is entitled to a portion of future net profits from the entity over a specified period. The Company considers the net profit agreement to be contingent consideration at the purchase date and records a liability for the fair value of the amount expected to be paid under the net profits agreement. Contingent consideration is considered a Level 3 financial instrument.

14

3. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS AND CHANGES

IN ACCOUNTING POLICIES

In connection with the preparation of these financial statements, the Company changed its accounting policies related to its accounting for goodwill and business combinations. This change was made in contemplation of a potential purchase of the Company by an SEC registrant, which would necessitate this change. These accounting policy changes resulted in the reversal of amortization expense previously recorded on goodwill under ASU 2014- 02, Accounting for Goodwill, a consensus of the Private Company Council, and resulted in the Company recognizing contract intangible assets associated with its acquisitions in purchase accounting under the provisions of ASC 805 which unwound the accounting previously applied under ASU 2014-18, Accounting for Identifiable Assets in a Business Combination.

As of and for the year ended December 31, 2017
	As Previously Reported	(1) Change in Accounting Policy	As Restated
Goodwill	$6,079	$(6,079)	$—
Contract intangibles	—	2,099	2,099
Total long-term assets	10,373	(3,980)	6,393
Total assets	40,029	(3,980)	36,049
Members' equity	20,396	(3,980)	16,416
Total liabilities and members' equity	40,029	(3,980)	36,049
Selling, general, and administrative expenses	36,830	(4,754)	32,076
Impairment of long-lived intangibles	—	15	15
Operating income	10,703	4,739	15,442
Net income	11,769	4,739	16,508
Net income attributable to Veneto Holdings, LLC	3,390	4,739	8,129

(1) These adjustments reverse amortization expense recorded on goodwill based on the change in accounting policy from the Private Company Council alternatives to ASC 360 and ASC 805 as described above. Additionally, the adjustments include re-allocating $17,977 historically capitalized to goodwill in purchase accounting to contract intangible assets in accordance with ASC 805. Amortization expense recorded on the contract intangible assets was $1,141, $466, and $692 for the years ended December 31, 2017, 2016 and 2015, respectively. Impairment charges associated with the contract intangibles were $15, $10,058 and $3,506 for the years ended December 31, 2017, 2016 and 2015, respectively. The results of these expenses are reflected in the change in accounting policy column of the table above. Amortization expense previously recorded on goodwill totaled $5,899, $5,212, and $792 for the years ended December 31, 2017, 2016 and 2015, respectively. There were no impairment charges previously recorded during the years ended December 31, 2017, 2016 or 2015.

15

4. ASSETS HELD FOR SALE AND DISCONTINUED OPERATIONS

During July 2018, the Member owners of the Company committed to a plan to sell all substantive operations of the Company and began negotiations with a third party to purchase these operations. As of September 30, 2018, the negotiations had not yet been completed; however, an asset purchase agreement was entered into on October 4, 2018, with a subsequent amendment on November 2, 2018. As such the criteria for classification of the disposal group as held for sale had been met as of July, 2018.

The following table shows the major classes of assets and liabilities included in the disposal group:

	September 30, 2018	December 31, 2017
Assets held for sale:
Accounts receivable	$1,631	$7,996
Inventories, net	1,085	1,561
Prepaid expenses and other	1,048	3,292
Property and equipment, net	514	716
Contract intangibles	592	2,099
Notes receivable	1,535	—
Other assets	182	622
	$6,587	$16,286
Liabilities held for sale:
Accounts payable	$1,442	$4,398
Accrued expenses	59	1,467
Notes payable	3,393	8,512
Contingent consideration	181	728
Other liabilities	41	82
	$5,116	$15,187

16

The following table shows the major classes of line items constituting the loss and profit of the discontinued operations for the nine months ended September 30, 2018 and the year ended December 31, 2017, respectively:

	Nine Months Ended September 30, 2018	Year Ended December 31, 2017
Revenue, net	$31,174	$106,893
Cost of goods sold	18,250	59,360
Gross profit	12,924	47,533
Selling, general and administrative expenses	17,739	25,930
Impairment of long-lived intangibles	699	15
Operating income (loss)	(5,514)	21,588
Interest expense	326	304
Other loss	—	142
Other income, net	(578)	(1,512)
Net income (loss)	$(5,262)	$22,654

All debt and associated interest expense for the nine months ended September 30, 2018 and the year ended December 31, 2017 has been included in assets held for sale and discontinued operations, respectively.

Additionally, the discontinued operations recorded $223 and $225 of depreciation expense and $910 and $1,244 of amortization expense in the nine-month period ended September 30, 2018 and year ended December 31, 2017, respectively. The discontinued operations paid $98 and $518 for capital expenditures in the nine-month period ended September 30, 2018 and year ended December 31, 2017, respectively. The discontinued operations had no significant operating or investing noncash items in the nine-month period ended September 30, 2018 or year ended December 31, 2017. The noncontrolling interest is included in assets held for sale and all associated income is included in discontinued operations. Loss (income) from discontinued operations attributable to the parent in the Consolidated Statements of Operations includes a loss of $7,975 and income of $14,275 for the nine-month period ended September 30, 2018 and year ended December 31, 2017, respectively.

5. BUSINESS COMBINATIONS

2017 Acquisitions— On February 1, 2017, the Company acquired the limited liability company interests of Pure Pharmacy, LLC (“Pure”) for a total of $133 which represented a net profit interest equal to eight percent of Pure’s net profits for a period of three years. The purchase of Pure expanded the footprint of the Company in Austin, Texas.

17

At the acquisition date, the purchase price assigned to the acquired assets and assumed liabilities was as follows:

Consideration—contingent consideration	$133
Allocated fair value of acquired assets:
License	37
Contracts	96
Total net assets acquired	$133

On February 21, 2017, the Company acquired 100% of the capital stock of High Desert Diagnostic Laboratory, Inc. (HDDL) for a total cash purchase price of $1,300. The purchase of HDDL expanded the ancillary service offerings able to be provided directly by the Company.

At the acquisition date, the purchase price assigned to the acquired assets and assumed liabilities was as follows:

Consideration—cash, net of cash acquired	$1,270
Allocated fair value of acquired assets and assumed liabilities:
Accounts receivable	$197
Prepaids and other current assets	14
Property and equipment	022
Licenses	29
Contracts	1,099
Accounts payable	(91)
Total net assets acquired	$1,270

18

On June 23, 2017, the Company acquired the limited liability company interests of Serene Pharmacy, LLC (“Serene”) for a total of $203 which represented a net profit interest equal to eight percent of Serene’s net profits for a period of three years. The purchase of Serene expanded the footprint of the Company in Austin, Texas.

At the acquisition date, the purchase price assigned to the acquired assets and assumed liabilities was as follows:

Consideration—contingent consideration	$203
Allocated fair value of acquired assets—licenses
Licenses	37
Contracts	166
Total net assets acquired	$203

On June 30, 2017, the Company acquired 100% of the capital stock of Pro Pharmacy Health, Inc. (“Pro”) for a total cash purchase price of $265. The purchase of Pro expanded the footprint of the Company into Sugar Land, Texas.

At the acquisition date, the purchase price assigned to the acquired assets and assumed liabilities was as follows:

Consideration—cash, net of cash acquired	$258
Allocated fair value of acquired assets and assumed liabilities:
Accounts receivable	137
Inventory	19
Licenses	41
Contracts	61
Total net assets acquired	$258

Other than Pure, each of the acquisitions described above is included in discontinued operations.

19

6. PROPERTY AND EQUIPMENT

The Company maintained the following property and equipment balances in continuing operations at September 30, 2018 and December 31, 2017:

	2018	2017
Leasehold improvements	$2,010	$1,998
Machinery and equipment	650	650
Furniture and fixtures	101	101
Property and equipment—gross	2,761	2,749
Less accumulated depreciation	(773)	(458)
Property and equipment—net	$1,988	$2,291

7. CONTRACT INTANGIBLES

The following table provides information on changes in the carrying amount of contract intangibles, which is included in the accompanying Consolidated Balance Sheets under assets held for sale as of September 30, 2018 and December 31, 2017:

	2018	2017
As of January 1,	$3,705	$2,299
Contract intangibles added during the period	—	1,421
Impairment of contract intangibles	(699)	(15)
As of September 30 and December 31, respectively	3,006	3,705
Accumulated amortization	(2,414)	(1,606)
Contract intangibles, net	$592	$2,099

8. NOTES PAYABLE

Revolving Credit Note

On April 21, 2017 the Company obtained a revolving credit note with a bank with a borrowing base of up to $7,000. During 2017 the Company borrowed $7,000 against the line. As of September 30, 2018, $1,852 was outstanding and has been included in the Consolidated Balance Sheets under liabilities held for sale. The Company incurred $63 in loan origination costs, of which $15 remains unamortized and has been included in the Consolidated Balance Sheets under liabilities held for sale. The borrowings against the line bear interest at a rate per annum equal LIBOR plus 3.25% which is paid monthly. Interest expense recorded during the nine-month period ended September 30, 2018 and year ended December 31, 2017, was $249 and $184, respectively, and has been included in the Consolidated Statements of Operations under (loss) income from discontinued operations.

20

The borrowing base is reviewed monthly and the outstanding balance is adjusted, if necessary, to ensure that the outstanding borrowings do not exceed the borrowing base. Under the terms of the revolving credit note, the Company is required to maintain a specified fixed charge coverage ratio, as that term is defined. This note is collateralized by all the assets of the Company. The outstanding balance of the revolving credit note is due upon the note’s maturity date of April 21, 2019.

Term Note

On April 21, 2017 the Company obtained a term note with a bank for a principle amount up to $3,000. During 2017 the Company borrowed $1,560 against the term note, this balance was outstanding as of September 30, 2018 and has been included in the Consolidated Balance Sheets under liabilities held for sale. The Company incurred $14 in loan origination costs, of which $4 remains unamortized and has been included in the Consolidated Balance Sheets under liabilities held for sale. The borrowings against the term note bear interest at a rate per annum equal LIBOR plus 3.25% which is paid monthly. Interest expense recorded during the nine-month period ended September 30, 2018 and year ended December 31, 2017, was $64 and $39, respectively, and has been included in the Consolidated Statements of Operations under (loss) income from discontinued operations. Under the terms of the term note, the Company is required to maintain a specified fixed charge coverage ratio, as that term is defined. This note is collateralized by all the assets of the Company. The outstanding balance of the term note is due upon the note’s maturity date of April 21, 2022.

9. CONTINGENT CONSIDERATION

The following table provides information on changes in the carrying amount of contingent consideration, which is included in the accompanying Consolidated Balance Sheets under liabilities held for sale as of September 30, 2018:

Level 3 Contingent Consideration 2017
As of January 1,	$728
Contingent consideration added during the year	—
Payments of contingent consideration	(65)
Settlement of Baywood remaining consideration	(11)
Valuation adjustment -included in earnings	(471)
As of December 31,	$181

21

The following table provides information on changes in the carrying amount of contingent consideration, which is included in the accompanying Consolidated Balance Sheets under liabilities held for sale as of December 31, 2017:

Level 3 Contingent Consideration 2017
As of January 1,	$1,888
Contingent consideration added during the year	336
Payments of contingent consideration	(624)
Settlement of Baywood remaining consideration	—
Valuation adjustment -included in earnings	(872)
As of December 31,	$728

The fair value of contingent consideration was determined by Level 3 inputs, which are unobservable data points for the asset or liability, and include situations where there is little, if any, market activity for the asset or liability. In the valuation of contingent consideration as of the reporting date, the Level 3 inputs used are expected sales volumes, forecasted selling prices and associated direct costs for goods and services, and expectations of future operating costs.

10. RELATED PARTIES

During the year ended December 31, 2015, the Company entered into a consulting agreement with entities that had common ownership with Messorio. Specifically, the entities agreed to serve as insurance consultants to handle the tornado-related losses associated with Total RX. The entities received compensation for these consulting services, included in Other Expense in the accompanying Consolidated Statements of Operations, amounting to $0 and $15,373 for the years ended December 31, 2017 and 2016, respectively. As of December 31, 2016, $3,299 was payable to these related party entities, $3,255 in the form of a note payable bearing interest at .5% per annum and $44 in accrued interest, for these consulting services and is included in Due to Related Parties in the long term liabilities portion of the accompanying consolidated balance sheet. This balance was relieved during the year ended December 31, 2017 as a result of the related party being merged into the Company.

During 2016, TotalRX loaned an entity that had common ownership with Messorio money for various expenses and entered into a note receivable arrangement. The amount outstanding under the note receivable as of December 31, 2016 was $1,324, bearing interest at the rate of 10% per annum, with accrued interest of $110 and is included in note receivable from related party in the accompanying consolidated balance sheet. This balance was relieved during the year ended December 31, 2017 as a result of the related party being merged into the Company.

During 2017, a related party paid a vendor of the Company $462 on the Company’s behalf. This related party owed a total of $499 to the Company as a result of the Company’s merger with a separate related party during the year ended December 31, 2017. As of September 30, 2018, and December 31, 2017 both of these balances were outstanding and included in continuing operations in the Consolidated Balance Sheets.

22

In January 2017 the Company received a loan in the amount of $4,108 from its partners. This balance, plus accrued interest of $77, was repaid in April 2017.

During the nine-month period ended September 30, 2018 the Company provided $1,500 to a related party in the form of an unsecured convertible promissory note bearing interest at the lesser of five percent (5%) or the maximum rate permitted by applicable law. The balance of the convertible promissory note and accrued interest in the amount of $35 is outstanding at September 30, 2018. The principal and unpaid interest on the note are due on December 31, 2020. This promissory note and related accrued interest are included in assets held for sale on the Consolidated Balance Sheets at September 30, 2018.

11. LEASE COMMITMENTS

The Company leases certain of its facilities and equipment under noncancelable lease agreements. These lease agreements have been accounted for as operating leases.

Future minimum lease payments under all noncancelable operating leases pertaining to continuing operations in effect at September 30, 2018, are as follows:

2018	$191
2019	777
2020	762
2021	734
2022	297
Thereafter	161
Total minimum lease payments	$2,922

Rental expense under all operating leases pertaining to continuing operations for the nine- month period ended September 30, 2018 and the year ended December 31, 2017, was $420 and $536, respectively.

12. MEMBERS’ EQUITY AND PARTNERS’ CAPITAL

Veneto—Veneto Holdings, LLC is a manager-managed limited liability company organized under the laws of the State of Texas. Veneto has 100 total authorized Units of Membership, all of the same class. All 100 Units are outstanding. Veneto distributed $0 and $6,108 to the Class A members of its subsidiaries in the nine-month period ended September 30, 2018 and year ended December 31, 2017, respectively.

MHS—Medoc Health Services, LLC is a manager-managed limited liability company organized under the laws of the State of Texas. MHS has 100 total authorized Units of Membership, all of the same class. All 100 Units are outstanding. MHS subsidiaries distributed $2,578 and $7,695 to the Class A members of its subsidiaries in the nine- month period ended September 30, 2018 and year ended December 31, 2017, respectively. MHS distributed $0 and $3,800 to its members during the nine-month period ended September 30, 2018 and year ended December 31, 2017, respectively.

23

MHS Subsidiaries—MHS controls several subsidiaries that are all manager-managed limited liability companies organized under either the laws of the State of Texas or Delaware. Prior to April 1, 2016, each MSO entity was established with a maximum of 100 Units of Membership broken up into 40 Class A units and 60 Class B units. After April 1, 2016, each subsidiary has a total of 100 authorized units divided between 99 Class A Units and One Class B Units. The actual number of Class A Units issued by each subsidiary of MHS can vary as qualified investors successfully complete the investment subscription process. Any un-issued Class A units will be converted into Class B units until sold in the future. During that time, MHS will receive the profits from those units. MHS owns all Class B Units. The Class B Units have the authority to select the manager of the subsidiary.

Messorio—Messorio is a manager-managed limited liability company organized under the laws of the State of Texas. Messorio has 100 total authorized Units of Membership, all of the same class. All 100 Units are outstanding. All Messorio subsidiaries are wholly owned. Messorio distributed $0 and $6,200 to its members during the nine-month period ended September 30, 2018 and year ended December 31, 2017, respectively.

MD 20/20—MD 20/20 is a limited partnership organized under the laws of the State of Texas. The limited partnership issues Interests to each partner, expressed as a percentage of the total interests issued. There is no limitation on the number of Interests that can be issued by the partnership. The limited partnership has two classes of partners, General Partners and Limited Partners. The General Partner owns 1% of the interests and the Limited Partners own 99% of the interests.

Buccella—Buccella is a limited partnership organized under the laws of the State of Texas. The limited partnership issues Interests to each partner, expressed as a percentage of the total interests issued. There is no limitation on the number of Interests that can be issued by the partnership. The limited partnership has two classes of partners, General Partners and Limited Partners. The General Partner owns 1% of the interests and the Limited Partners own 99% of the interests. Buccella and its subsidiaries distributed $0 and $123 to its General Partner and Limited Partner, respectively during the nine-month period ended September 30, 2018, respectively. Buccella and its subsidiaries distributed $0 and $1,036 to its General Partner and Limited Partner, respectively during the year ended December 31, 2017.

Buccella Subsidiaries—Buccella controls a number of subsidiaries that are all manager- managed limited liability companies organized under either the laws of the State of Texas or Delaware. Each subsidiary has a total of 100 authorized units divided between Class A and Class B Units. The Class B Units have the authority to select the manager of the subsidiary. Buccella owns all Class B Units.

13. COMMITMENTS AND CONTINGENCIES

On May 2, 2017, the Company learned that it is the subject of a federal grand jury investigation into allegations concerning (i) compounding pharmacy practices and payments made to physician investors with federal health care laws and regulations, and (ii) a business interruption insurance claim made following the destruction of a pharmacy in December of 2015. On May 9, 2018, the government executed a search warrant on the Company’s offices located at 3030 LBJ Freeway, Dallas, Texas, 75234. Subsequent to the execution of the search warrant, the government served grand jury subpoenas on several of the Company’s pharmacies. The Company has assured the government that it will cooperate with the government’s investigation, that it has been preserving, and will continue to preserve, a wide range of documents and electronic evidence, and that it looks forward to discussing the government’s concerns. As this matter is in its early stages, the Company does not have the ability to determine whether a loss associated with this matter is probable, nor would a loss be estimable. As such, no liability has been accrued as of September 30, 2018.

24

The Company is involved in various pending and threatened actions as well as regulatory investigations arising from its normal business operations. After consultations with legal counsel, since these actions are in the early stages, management cannot estimate the impact that these matters will have on the Company’s consolidated financial position or results of operations.

14. SUBSEQUENT EVENTS

The Company has evaluated subsequent events through May 10, 2019, which is the date the consolidated financial statements were available for issuance, and concluded that there were no events or transactions that needed to be disclosed other than 1) during the third quarter, the Company determined that it had failed to achieve the Fixed Charge Coverage Ratio necessitated by its loan agreement with its lender and notified the lender of this breach. The Company is currently in discussion with the bank concerning potential cures as well as a potential forbearance agreement; 2) the Company closed three of its pharmacy locations in order to reduce selling, general and administrative costs associated with those pharmacies as a result of a decline in revenues; and, 3) on November 1, 2018 the Company restructured its MSO model by extinguishing the existing MSOs and allowing the physician investors to either transfer their existing investment to a new single MSO or sell back their existing investment to the Company for a contractually determined buyout figure.

Additionally, on October 4, 2018, the Company sold the bulk of its pharmacy and laboratory operations to Nugenerex Distribution Solutions 2, LLC (NDS), a third party. On November 2, 2018, the Company sold the remainder of its operational assets as well as the MSO to the same third party. Upon completion of the second acquisition the Company effectively no longer has operations.

In April 2019 the Company and certain affiliated parties were named as defendants in litigation brought by Compass Bank (the “Compass Bank Matter”) asserting the alleged breach of a loan agreement between the Company, certain of its affiliates, and Compass Bank. The Company and affiliated parties’ obligations under the loan agreement have been assumed by NDS and its parent, Generex Biotechnology Corporation, in connection with the sale of Company assets to those entities as noted above. On this basis, the Company does not believe that it has any liability to Compass Bank. The Company has retained counsel. The Company and its corporate affiliates have filed a general denial to the petition.

25